Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tennant Company:

We consent to the incorporation by reference in the Registration Statement on Form S-3/A of Tennant Company of our reports dated March 13, 2009, with respect to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 2008 and 2007, the related consolidated statements of earnings, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Tennant Company. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated March 13, 2009 on the effectiveness of internal control over financial reporting as of December 31, 2008, contains an explanatory paragraph that states the scope of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 includes all of the Company’s consolidated entities, except for Applied Sweepers, Ltd. (Applied Sweepers), a business acquired during the first quarter of 2008. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Applied Sweepers.

Our report dated March 13, 2009 with respect to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 2008 and 2007, the related consolidated statements of earnings, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2008, states that the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007, and Statement of Financial Accounting Standards No. 157, Fair Value Measurements, on January 1, 2008.

/s/ KPMG LLP

Minneapolis, Minnesota

November 3, 2009